                                            EXHIBIT 10.9

                                February 16, 2024

Mr. Emil Kaunitz
VIA EMAIL

    Re: Letter Agreement regarding extending your promissory note

Dear Emil:

This Letter Agreement sets forth our agreement regarding your existing $400,000 promissory note issued in August 2021 and owed by Castellum, Inc. (“Castellum”) and one or more of its affiliates to you (the “Note”). We have agreed as follows:

1. Maturity extension. You have agreed to extend the maturity date of the Note to August 1, 2025 at which point the Note will amortize at $50,000 per month for 8 months. The other terms of the Note are to remain unchanged.

2.Subordination. You have agreed to sign a standard subordination agreement with Live Oak Bank substantially similar to what you previously have executed with them.

Thank you, as always, for your strong support of Castellum.

                                    Sincerely,

                                    /s/ Mark Fuller

                                    Mark Fuller, CEO

Agreed to:
EMIL KAUNITZ

/s/Emil Kaunitz 2/16/24